                                EMPLOYMENT AGREEMENT


       This Agreement is made as of April 5, 1999, by and between Tennant Company, a Minnesota corporation (the "Company"), and Janet Dolan (the "Executive").

       WHEREAS Executive has worked for the Company for more than 12 years in the positions of Associate General Counsel, General Counsel and Corporate Secretary, Vice President, Senior Vice President, Executive Vice President, President, and Chief Operating Officer;

       WHEREAS the Company desires to promote Executive to the position of Chief Executive Officer in accordance with the terms and conditions stated in this Agreement; and

       WHEREAS Executive desires to accept that promotion pursuant to the terms and conditions of this Agreement;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and undertakings described below, Executive and Company agree as follows:

  I.   EMPLOYMENT

       1.1 EMPLOYMENT AS EXECUTIVE. The Company agrees to employ Executive as its Chief Executive Officer ("CEO"), and Executive accepts such employment. The term of initial employment as CEO shall be three years, commencing on April 5, 1999, and ending on April 5, 2002, or continuing thereafter under the terms of this Agreement, except that pursuant to
       Article III of this Agreement, after April 5, 2002, Executive may be terminated by Company upon not less than three month's prior written notice.

       1.2 DUTIES. Executive shall perform the duties and responsibilities of Chief Executive Officer. Those duties may be revised from time to time by the Board of Directors of the Company or its designee, to whom Executive shall report.

       1.3 EXCLUSIVE SERVICES. Executive agrees to devote her full time, attention, and energy to performing her duties and responsibilities to the Company under this Agreement during the period that this Agreement is in effect.

 II.   COMPENSATION, BENEFITS, AND PERQUISITES

       2.1 SALARY. During the period this Agreement is in effect, the Company shall pay Executive a salary to be determined annually less withholding and deductions required by law. The salary shall be payable monthly. Beginning February, 2000, the Board of Directors of the Company may review the salary periodically and may in


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

       its sole discretion increase or decrease it to reflect performance and other factors. However, the Company is not obligated to provide for any increases.

       2.2 INCENTIVE COMPENSATION. While Executive is employed by the Company, She shall be entitled to incentive compensation determined according to the Tennant Annual Incentive Compensation Plan (the "Incentive Plan") or such other incentive plans that may exist at that time and, for as long as they continue, she shall be entitled to participate in the Long-Term Incentive Plan, Stock Option Plan, and Restricted Stock Plan, as per Plan documents, or such other similar or modified plans that may hereafter be established by the Company in lieu of or in addition to the above-described plans.

       2.3 VACATIONS. Executive shall be entitled to vacation in accordance with the policies of the Company.

       2.4 EMPLOYEE BENEFITS. Executive shall be entitled to the benefits and perquisites which the Company generally provides to its other executive employees from time to time under the applicable Company plans and policies then in effect. Executive's participation in such benefit plans shall be on the same basis as applies to other executive employees of the Company and subject to the terms of applicable law, plan documents, and insurance policies then in effect. Executive shall pay any contributions which are generally required of other executive employees to receive any such benefits. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

       2.5 COMPANY RESPONSIBILITY FOR INSURED BENEFITS. In this Article II, to the extent the Company is providing certain benefits in the form of premiums of insurance coverage, the Company is not itself promising to pay the benefit an insurance company is obligated to pay under the policy the insurance company has issued. If an insurance company does not or cannot pay benefits it owes to Executive or her beneficiaries under the insurance policy, neither Executive nor her personal representative or beneficiary shall have any claim for benefits against the Company.

       2.6 EXPENSES. Executive shall be entitled to receive reimbursement from the Company (in accordance with the policies and procedures then in effect for the Company's employees) for all reasonable travel and other expenses incurred by her in connection with her services under this Employment Agreement.

III.   TERMINATION OF EXECUTIVE'S EMPLOYMENT

       3.1 TERMINATION. Executive's employment by the Company shall terminate upon the occurrence of any of the following events:

            (a)  Executive's death;

            (b)  Executive's disability (as defined below);

            (c)  Termination by the Company for cause (as defined below);

            (d) Termination by the Executive for good reason (as defined below);

            (e)  Executive's abandonment of her employment with the Company;

            (f) Receipt by the Company of Executive's resignation from the Company (whether written or oral), by timely written notice, for any reason other than Disability; or

            (g) At any time after April 5, 2002, termination by the Company at its sole right and election, upon not less than three months' prior written notice to Executive.

       3.2  PAYMENTS UPON TERMINATION.

            (a) If Executive's employment hereunder ends at the instance of the Company without Cause (as defined below), at the instance of Executive with Good Reason (as defined below) or due to her death or Disability (as defined below), then as severance pay or a death benefit (as the case may be) the Company shall pay Executive or her heirs: 1) her regular salary, paid on a monthly basis according to the Company's regular payroll, for one year;
            2) a pro rata portion (based on the number of calendar days of employment during the incentive plan year) of the incentive compensation Executive would have received under the Incentive Plan if she had been employed for the entire plan year; and in addition, 3) a payment equal to the incentive compensation that she would have received for one year for performance at target as set forth in the Incentive Plan. The payments under 2) and 3) above shall be made within six months of the termination date, or as soon as is reasonably possible after the year-end EP has been determined, unless otherwise mutually agreed by the parties. Any amount paid to Executive as severance pay shall be subject to deductions and withholding. The Company shall have no other obligation to Executive, except as provided by law (including so called COBRA continuation rights for group health and insurance benefits).

            (b) The Company shall not be obligated to make any payment to Executive in the event that she qualifies for payment due to a change of control pursuant to the Management Agreement dated June 21, 1989, and amended as of December 10, 1993, or in the event that her employment is terminated by the Company for Cause (as defined below) or by Executive without Good Reason (as defined below).

            (c) "Cause" for termination of Executive's employment at the instance of the Company means termination for:

                 (i) Executive's material breach of this Agreement, which is not remedied within thirty (30) days after receipt of written notice;

                 (ii) an act or acts of dishonesty undertaken by Executive and intended to result in gain or personal enrichment of her at the expense of the Company;

                 (iii) persistent failure by Executive to perform the
                       duties of her employment, which failure is demonstrably willful and deliberate on her part and which is not remedied within ninety (90) days after receipt of written notice from the Company;

                 (iv) Executive's abandonment of her position with the Company; or

                 (v) the indictment or conviction of Executive for a felony.

            (d) "Good Reason" for termination of Executive's employment at the instance of Executive means termination for:

                 (i) Company's material breach of this Agreement, which is not remedied within thirty days after receipt of written notice from Executive;

                 (ii) a material reduction of Executive's base salary or a material modification to the incentive compensation plan that decreases by a substantial amount Executive's opportunity to earn incentive compensation, unless such reduction is part of a general reduction in the base salaries and/or incentive compensation plans for all executive officers of the Company implemented as a result of financial problems experienced by the Company;

                 (iii) the assignment to Executive of duties and
                       responsibilities that are substantially inconsistent with or materially diminish Executive's position as Chief Executive Officer of the Company; or

                 (iv) the Company headquarters being relocated out of Minnesota.

            (e) "Disability" means the inability of Executive, with or without reasonable accommodation, to perform the essential functions of her duties hereunder by reason of illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 90 calendar days or more. A period of inability shall be "uninterrupted" unless and until Executive returns to full-time work for a continuous period of at least 30 calendar days.

            (f) Notwithstanding the foregoing provisions of this Section III, the Company shall have the right to deduct from any severance pay the

            Company is otherwise obligated to pay to Executive the amount of any indebtedness then established to be owed to the Company by Executive.

            (g) The payments provided under this provision replace and are in lieu of the payments described in Section G of the Employee Agreement, attached as Exhibit A to this Agreement.

 IV.   NONCOMPETITION COVENANT.

       4.1 AGREEMENT NOT TO COMPETE AND NOT TO SOLICIT. Executive agrees to be bound by the terms of the Employee Agreement, attached as Exhibit A, except as expressly modified below: Company shall be obligated to make twenty-three (23) such monthly payments ("Noncompete Payments") if Executive is not receiving one year of salary payments pursuant to paragraph 3.2(a)(1) of this Agreement ("Severance Salary Payments"). If Executive is receiving such one year of Severance Salary Payments, the Company shall only have to make such Noncompete Payments after and to the extent such Severance Salary Payments are exhausted or no longer paid.

       4.2 AGREEMENT NOT TO HIRE. During the term of Executive's employment with the Company and for a period of two (2) years from the date of the termination of such employment, whether such termination is with or without Cause (as defined below), or whether such termination is at the instance of Executive or the Company, Executive shall not, directly or indirectly, solicit any person who is then an employee of the Company or who was an employee of the Company at any time during the twelve-month period immediately preceding Executive's termination of employment, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.

       4.3 BLUE PENCIL DOCTRINE. If the duration of, the scope of or any business activity covered by any provision of this Section IV is in excess of what is valid and enforceable under applicable law, such provision shall be construed to cover only that duration, scope or activity that is valid and enforceable. Executive hereby acknowledges that this Section IV shall be given the construction which renders its provisions valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law.

       4.4 ACKNOWLEDGMENT. Executive hereby acknowledges that the provisions of this Section IV are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this
       Section IV by Executive shall cause substantial and irreparable harm to the Company to such an extent that monetary damages alone would be an inadequate remedy therefor. Therefore, in the event that Executive violates any provision of this Section IV, the Company shall be entitled to an injunction, in addition to all the other remedies it may have, restraining Executive from violating or continuing to violate such provision.

       4.5 SURVIVAL. The provisions of Section IV shall survive the termination or expiration of the term of this Agreement.

  V.   ALTERNATIVE DISPUTE RESOLUTION

       5.1 Executive and Company agree that any dispute or claim that relates to or arises out of Executive's employment with the Company shall be resolved by the Rules of Arbitration set forth in Exhibit B to this Agreement. Disputes and claims encompassed by this Agreement include all applicable federal and state employment-related claims, whether based on common law (such as breach of contract or defamation), or statutes (such as the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, and the Minnesota Human Rights Act). The Rules of Arbitration are intended to be exclusive and awards issued pursuant to the Rules are final and binding.

       5.2 Executive and Company acknowledge and agree that this arbitration provision is beneficial to both parties because it provides a quick, less expensive and confidential manner of resolving finally any dispute or claim.

       5.3 The costs of any arbitration, including attorneys' fees and arbitration expenses, shall be paid by the nonprevailing party, as determined by the Arbitrator. In the event that the Arbitrator does not designate a prevailing party, the cost of the arbitration will be shared equally by Executive and Company.

  VI.  MOST FAVORED TERMS

       Notwithstanding any other provision of this Agreement, Executive, at her sole and exclusive election, may choose any more favorable payments, benefits, protections, or other terms afforded her under the below-described agreements or plans of the Company, to the extent applicable and then in force.

       (i) The Management Agreement, dated June 21, 1989, amended as of December 10, 1993, and as may be further amended hereafter, and any replacement to that Management Agreement; or

       (ii) Any severance plans of the Company as may be hereafter established or amended.

 VII.  MISCELLANEOUS

       6.1 CONTINUED COOPERATION. Following termination of her employment for any reason, Executive shall cooperate with Company as may reasonably be necessary to assist it with ongoing projects, litigation, or investigations. Company shall compensate Executive for her time and expense in providing such cooperation on an hourly basis. The hourly rate for such work shall be equal to Executive's annual salary at the time of termination divided by 2080.

       6.2 AMENDMENT. This Agreement may be amended only in a writing that is signed by both parties.

       6.3 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with regard to the employment of the Executive by the Company. There are no other agreements, conditions, or representations, oral or written, expressed or implied, with regard thereto. This Agreement supersedes all prior agreements, promises, and representations relating to the employment of Executive by the Company.

       6.4 (a) ASSIGNMENT. The Company will assign this Agreement to any entity which succeeds to some or all of the business of the Company through merger, consolidation, a sale of some or all of the assets of the Company, or any similar transaction. Executive acknowledges that the services to be rendered by her are unique and personal. Accordingly, Executive may not assign any of her rights or obligations under this Agreement.

            (b) The Company will require any successor (whether direct or indirect, by purchase of a majority of the outstanding voting stock of the Company or all or substantially all of the assets of the Company, or by merger, consolidation, or otherwise), by agreement in form and substance satisfactory to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession, shall constitute "Good Reason" for termination by the Executive pursuant to paragraph 3.2 hereof, and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as provided in paragraph
            3.2 hereof. As used in this Agreement, "Company" shall mean the Company entering into this Agreement with Executive and any successor to its business and/or assets as aforesaid which is required to execute and deliver the agreement provided for in this paragraph 6.4(b) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

       6.5 SUCCESSORS. Subject to Section 5.4, the provisions of this Agreement shall be binding upon the parties hereto, upon any successor to or assign of the Company, and upon Executive's heirs and the personal representative of Executive or Executive's estate.

       6.6 NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be delivered either in person or by certified or registered mail, return receipt requested. Any notice by mail shall be addressed as follows:

            If to the Company, to:

                 Vice President - Human Resources
                 Tennant Company
                 701 North Lilac Drive
                 Minneapolis, MN  55422

            If to Executive, to:

                 Ms. Janet Dolan
                 2720 - 15th Street NW
                 New Brighton, MN  55112
       or to such other addresses as either party may be designate in writing to the other party from time to time.

       6.7 WAIVER OF BREACH. Any waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement. No waiver by the Company shall be valid unless in writing and signed by the President of the Company.

       6.8 SEVERABILITY. If any one or more of the provisions (or portions thereof) of this Agreement shall for any reason be held by a final determination of a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions (or portions of the provisions) of this Agreement, and the invalid, illegal, or unenforceable provision shall be deemed replaced by a provision that is valid, legal, and enforceable and that comes closest to expressing intention of the parties.

       6.9 GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Minnesota, without giving effect to conflict of law principles.

       6.10 HEADINGS. The headings of articles and sections herein are included solely for convenience and reference and shall not control the meaning of interpretation of any of the provisions of this Agreement.

       6.11 COUNTERPARTS. This Agreement may be executed by either of the parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute a single instrument.

       IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth above.


                                        TENNANT COMPANY


                                        By: _________________________________

                                        Its _________________________________


                                        EXECUTIVE


                                        _____________________________________
                                        JANET DOLAN


L731-2

6/96                                                                 EXHIBIT A



                                  TENNANT COMPANY
                                 EMPLOYEE AGREEMENT


______________________________________________________________________________
Employee's Last Name                 First Name                     Initial
                                   (Please Print)


I AM EMPLOYED OR DESIRE TO BE EMPLOYED BY TENNANT COMPANY IN A CAPACITY IN WHICH I MAY RECEIVE OR CONTRIBUTE TO CONFIDENTIAL INFORMATION. IN CONSIDERATION OF SUCH EMPLOYMENT OR CONTINUED EMPLOYMENT, AND THE WAGES OR SALARY, AND OTHER EMPLOYEE BENEFITS IN COMPENSATION FOR MY SERVICES, AND IN CONSIDERATION OF THE POST-TERMINATION PAYMENTS DESCRIBED HEREIN, AND IN CONSIDERATION OF BEING GIVEN ACCESS TO CONFIDENTIAL INFORMATION, ALL OF WHICH CONSIDERATION I EXPRESSLY ACKNOWLEDGE IS VALUABLE TO ME; I AGREE THAT:

A.   In this Employee Agreement:

     1. "Company" means Tennant Company, a corporation of the State of Minnesota, of Minneapolis, Minnesota, and any existing or future subsidiaries, owned or controlled directly or indirectly by said Company.

     2. "Confidential Information" means information not generally known and proprietary to Company, including trade secret information about Company's methods or processes and products, including information relating to research, development, manufacture, purchasing, accounting, engineering, marketing, merchandising, selling, leasing, servicing, customers, finance and business systems and techniques. All information disclosed to me, or to which I obtain access, whether originated by me or by others, during the period of my employment, which I have reasonable basis to believe to be confidential information, or which is treated by Company as being confidential information, shall be presumed to be Confidential Information.

     3. "lnventions" means discoveries, improvements and ideas (whether or not shown or described in writing or reduced to practice) and works of authorship, whether or not patentable or copyrightable,

         (a)  which relate directly to the business of Company, or

         (b) which relate to Company's actual or demonstrably anticipated research or development, or

         (c)  which result from any work performed by me for Company, or

         (d) for which equipment, supplies, facility or trade secret information of Company are used, or

         (e)  which is developed on any Company time.

     4. "Conflicting Product" means any product, method or process, system or service of any person or organization other than Company, in existence or under development, which is the same as or similar to or competes with, or has a usage allied to, a product, method or process, system or service upon which I shall have worked (in either a sales or a non-sales capacity) during the last three (3) years of my employment by Company, or about which I have or shall have acquired Confidential Information.

     5. "Conflicting Organization" means any person or organization which is engaged in or about to become engaged in, research on or development, production, marketing, leasing, selling, or servicing of a Conflicting Product.

B. With respect to Inventions made, authored or conceived by me, either solely or jointly with others during my employment, whether or not during normal working hours or whether or not at Company's premises; or within one year after termination of my employment; I will:

     1. Keep accurate, complete and timely records of such Inventions, which records shall be Company property and be retained on Company's premises.

     2. Promptly and fully disclose and describe such Inventions in writing to Company.

     3. Assign (and I do hereby assign) to Company all of my rights to such Inventions, and to applications for letters patent and/or copyrights in all countries and to letters patent and/or copyrights granted upon such Inventions in all countries.

     4. Acknowledge and deliver promptly to Company (without charge to Company but at the expense of Company) such written instruments and to do such other acts, as may be necessary in the opinion of Company, to preserve property rights against forfeiture, abandonment or loss and to obtain and maintain letters patent and/or copyrights and to vest the entire right and title thereto in Company.

     Company shall retain all right, title and interest in and to any Inventions and any information on Inventions shall be held by me in trust and solely for the benefit of Company, and shall not be disclosed to any others without Company's written consent and shall be the sole and exclusive property of Company.

NOTICE AND ACKNOWLEDGMENT:

I UNDERSTAND THAT PARAGRAPH B OF THIS EMPLOYEE AGREEMENT WHICH I AM BEING ASKED TO SIGN AS A CONDITION OF MY EMPLOYMENT OR CONTINUED EMPLOYMENT DOES NOT APPLY TO AN INVENTION FOR WHICH THERE WERE NO EQUIPMENT, SUPPLIES, FACILITY, OR TRADE SECRET INFORMATION OF COMPANY USED AND WHICH WAS DEVELOPED ENTIRELY ON MY OWN TIME, AND WHICH DOES NOT RELATE DIRECTLY TO THE BUSINESS OF COMPANY OR TO COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OR WHICH DOES NOT RESULT FROM ANY WORK PERFORMED BY ME FOR COMPANY.

C. Any information received as a result of my employment with Company is to be the property of Company and shall be held by me in trust and solely for Company's benefit, and except as required in my duties to Company, I will never, either during my employment by Company or at any time thereafter, use or disclose any Confidential Information as defined in Paragraph A (2), hereinabove.

D. Upon termination of my employment with Company, all records and any compositions, articles, devices, equipment, and other items which disclose or embody Confidential Information including all copies or specimens thereof in my possession, whether prepared or made by me or others, will be left with Company.

E. During the course of employment and for a period of two (2) years commencing upon expiration of employment, voluntary or involuntary, I will not, individually or on behalf of persons not party to this Agreement, aid or try to solicit or induce any other employee or employees of Company to leave their employment with Company in order to accept employment of any kind with any other person, firm, partnership, corporation, or business.

F. For two (2) years after termination of employment with Company (for any reason or by either party) or for two (2) years after the termination of any breach of any of my obligations under this Employee Agreement, I will not, directly or indirectly, either as a proprietor, partner, employee, or agent:

     1. Accept employment or association without immediately informing Company of such employment or association and also without informing my new employer or associate of this Employee Agreement and provide such employer or associate with a copy thereof.

     2.  Sell or solicit orders for any Conflicting Products:

         (a) to or from any customer whom, within the three (3) year period immediately preceding termination of my employment with Company, I solicited or serviced or in connection with whom I managed the solicitation or servicing thereof for Company, or

         (b) in any territory in which, within the three (3) year period immediately preceding termination of my employment with Company, I was working or which I managed for Company.

     3. Supervise, manage, direct, promote, or assist in the development, production, sales, or servicing of any Conflicting Products.

     4. Directly or indirectly render services to any Conflicting Organization except that I may accept employment with a Conflicting Organization whose business is diversified and which has separate and distinct divisions, if:

         (a) my services are rendered to such a separate and distinct division which of itself is not a Conflicting Organization, and

         (b) provided, prior to my accepting such employment, Company shall receive, satisfactorily to Company, separate written assurances from such Conflicting Organization and from me that I will not directly or indirectly render services in connection with any Conflicting Product.

G. If solely because of provisions of Paragraph F, I am unable to obtain employment consistent with my abilities and education within one month after termination of my employment with Company, and so advised the Company in writing, Company shall make payments to me, equal to:

         my monthly base pay at time of termination, and

         if at time of termination I am also being paid a commission, my average monthly commission that I shall have been paid under the then current general commission plan over the period of time it shall have been in effect for me but not to exceed the most recent twelve (12) months, and exclusive of any other extra compensation, bonus or employee benefits,

     for each month of such unemployment, commencing with the end of the second month after termination of my employment with Company and ending as described below.

     1. I agree that during each month of such unemployment I will make conscientious and aggressive efforts to find employment; and within ten (10) days after the end of each calendar month, I will give Company a detailed written account of my efforts to obtain employment. Such account will include a statement by me that, although I aggressively sought employment, I was unable to obtain employment that would not conflict with the provisions of Paragraph F of this Employee Agreement.

         It is understood that Company shall, at its option, be relieved of making a monthly payment to me for any month during which I shall have failed to seek employment conscientiously and aggressively or account to Company, as provided for immediately above.

     2. Upon my fulfillment of the conditions set forth in Paragraph G (1) above, Company is obligated to make and to continue to make such monthly payments to me, unless:

         (a) thirty (30) days before such monthly payment would otherwise be due, Company gives me written permission to accept available employment, or Company gives me a written release from the obligations of Paragraph F, or

         (b)  I am deceased, or

         (c) except as modified by subparagraph (5) below, I obtain employment, (and I agree that I will give prompt written notice of any such employment to Company), or

         (d) I have already violated the provisions of Paragraphs C or F above.

     3. Discontinuance of such monthly payments by Company for any reason shall not be considered to be a liquidation of any damages suffered by Company, and Company may avail itself of any remedies otherwise available under this Employee Agreement, or applicable principles of law or equity for any breach or default by me of this Employee Agreement.

     4. Company's liability, under this Employee Agreement or in any action relating thereto, shall be limited to an amount not to exceed the equivalent of twenty-three (23) such monthly payments, less any amounts already paid to me by Company pursuant to this Employee Agreement; Company not being obligated under this Employee Agreement to make a payment to me for the first month of such unemployment.

     5. If, after termination of my employment with Company, I obtain other employment but because of the provisions of Paragraph F, my position is such that my gross monthly income is actually less than the gross monthly payment that would be due to me while unemployed as first described above under this Paragraph G, then Company's obligations to make payments to me for the period specified in this paragraph will be limited to the difference between:

         (a) the gross monthly payment that would be due to me while unemployed as first described under this Paragraph G, and

         (b) any lesser gross monthly income I receive in my subsequent employment.

H. All my obligations under this Employee Agreement, except for Paragraphs F and G, shall be binding upon my heirs, spouses, assigns, and legal representatives.

I. Company and I acknowledge and agree that the law of Minnesota shall govern the respective rights and obligations of the parties to this Employee Agreement. If any provision of this Employee Agreement shall be voided by reason of a statute or law, as properly and judicially applied to this Employee Agreement, then this Employee Agreement shall be construed as if such provision is not contained herein insofar as such particular jurisdiction is concerned.

J. This Employee Agreement replaces any existing agreement entered into by me and Company for the same purpose relating generally to the same subject matter; but such replacement shall not affect either party's rights and obligations arising out of any such prior agreement not otherwise superseded by this Employee Agreement which remaining rights and obligations shall then continue to be in effect for that purpose.

K. Except as listed immediately below, I will not assert any rights under any Inventions as having been made, conceived, authored or acquired by me prior to my being employed by Company.

     (Do not disclose or describe here anything you regard as being confidential. What is wanted in this space, OR ON A SEPARATE ATTACHED SHEET TO BE REFERENCED HEREBELOW, pursuant to Paragraph K above, is a brief description of the product or process, etc., plus a list of source documents, such as patents, patent applications, drawings, or written descriptions, identified by number, title, and date.)


I UNDERSTAND AND EXPRESSLY ACKNOWLEDGE THAT IT IS EXTREMELY IMPORTANT TO COMPANY THAT I FULFILL MY OBLIGATIONS UNDER THIS EMPLOYEE AGREEMENT.
FURTHER, IF I DO NOT FULFILL MY OBLIGATIONS IN WHOLE OR IN PART, IT LIKELY WILL BE VERY DIFFICULT FOR COMPANY TO ASCERTAIN OR MEASURE DAMAGES COMPANY HAS SUFFERED OR MIGHT SUFFER FROM MY FAILURE TO FULFILL SUCH OBLIGATIONS, OR DAMAGES, IF DETERMINED, WILL BE INADEQUATE TO COMPANY'S INTERESTS. THEREFORE, I FURTHER ACKNOWLEDGE THAT COMPANY WILL PREFER AND BE ENTITLED TO INJUNCTIVE RELIEF (FOR EXAMPLE, BUT NOT LIMITED THERETO, PREVENTING ME FROM ACCEPTING SUCH EMPLOYMENT) IN THE EVENT OF MY BREACH OR DEFAULT OF THIS EMPLOYEE AGREEMENT.

I FURTHER ACKNOWLEDGE THAT ALL OF THE FOREGOING TERMS AND CONDITIONS SHALL BE BINDING UPON ME DURING THE TERM OF MY EMPLOYMENT WITH COMPANY AND THEREAFTER WHETHER OR NOT MY EMPLOYMENT BY COMPANY IS TERMINATED VOLUNTARILY OR INVOLUNTARILY.

EMPLOYEE:                                 EMPLOYER:

Signed by me at ______________________    Accepted for Tennant Company at
                     (City, State)        Minneapolis, Minnesota
this ____ day of ______________, 19___    this ____ day of ______________, 19___

______________________________________    By: __________________________________
Employee's Signature                                      Signature

______________________________________    ______________________________________
Home Address                                            Title

______________________________________
City            State         Zip Code
                                          TENNANT COMPANY
______________________________________    P.O. BOX 1452
Employee's Social Security Number         Minneapolis, Minnesota 55440

                                RULES OF ARBITRATION


1.   DEMAND FOR ARBITRATION

     Arbitration is commenced by either Executive or the Company under these Rules of Arbitration ("these Rules") by serving upon the other party a demand for arbitration. The demand for arbitration shall contain a clear statement of the claim.

2.   LOCALE OF ARBITRATION

     The locale of the arbitration shall be Minneapolis, Minnesota, unless the parties agree otherwise in writing.

3.   THE ARBITRATION PROCESS

     All disputes will be heard by a single arbitrator. The American Arbitration Association National Rules for the Resolution of Employment Disputes applicable at the time of the dispute will govern the arbitration proceedings, so long as those guidelines incorporate the following minimum elements of due process.

     The arbitrator must apply the federal or state substantive law that would have governed the employment dispute had it been heard in federal or state court (including, but not limited to, the applicable statutes of limitation, the applicable order and burdens of proof, and the applicable remedies). The arbitrator may not grant remedies that would have been unavailable if the dispute had been heard in federal or state court. The arbitrator also may not award a remedy that neither Executive nor Company has requested. Finally, the guidelines must provide for fair discovery.

4.   REPRESENTATION BY COUNSEL

     Any party may be represented by counsel. A party intending to be so represented shall notify the other party and the arbitrator of the name and address of counsel at least ten days prior to the date set for the hearing at which counsel is first to appear.

5.   CONFIDENTIALITY

     All arbitration proceedings shall be confidential, information provided in the course of discovery shall be confidential and all communications between the parties and the arbitrator shall be confidential. The parties and the arbitrator shall keep confidential the existence and nature of any claim or dispute and of the arbitration proceedings, and, in the event of any judicial proceedings relating to such arbitration or enforcement of the award, shall cooperate to have the record of such arbitration proceedings sealed. The arbitrator shall maintain the privacy of the hearing.

6.   EXCLUSIONS FROM ARBITRATION AGREEMENT

     The Arbitration Agreement does not apply to:

     1.  Workers' Compensation claims;

     2.  Unemployment Insurance claims;

     3. Welfare and retirement benefit claims which are covered by special appeal procedures;

     4. Claims for injunctive or equitable relief (for example, claims by Tennant to protect its confidential, proprietary, or trade secret information); and

     5. Claims that are expressly excluded by statute from arbitration or that are expressly required by federal statute to be arbitrated under a different procedure.

7.   BINDING NATURE OF ARBITRATION

     The result of the arbitration is final and binding upon Executive and Company.

8.   AMENDMENT OF RULES

     The parties to the arbitration may by mutual written agreement amend, modify or supplement these Rules.


L731-2